Certified Public Accountants & Business Consultants

Board of Directors
First American Scientific Corp.
Vancouver, BC
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated September 9, 2005, on the financial statements of First American Scientific Corp. as of June 30, 2005, for the filing with and attachment to the Form S-8 (SEC File No. 333-122786).

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

September 21, 2005